REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

LASALLE HOTEL PROPERTIES

AND

SCG HOTEL DLP, L.P.

TABLE OF CONTENTS

1. Certain Definitions	1
2. Initial Shelf Registration	3
3. Registration Procedures	3
4. Registration Expenses	6
5. Indemnification	7
7. Rule 144	10
8. Miscellaneous	10
(a) Notices	10
(b) No Waivers	11
(c) Successors and Assigns	11
(d) Governing Law	11
(e) Jurisdiction	11
(f) Waiver of Jury Trial	11
(g) Counterparts; Effectiveness	11
(h) Entire Agreement	11
(i) Captions	12
(j) Severability	12
(k) Amendments	12
(l) Equitable Relief	12
(m) Further Assurances	12

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is made and entered into as of April 16, 2009, between LaSalle Hotel Properties, a Maryland real estate investment trust (the "REIT"), and SCG Hotel DLP, L.P., a Delaware limited partnership ("SCG").

WHEREAS, SCG will be issued 2,348,888 7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest of the REIT, par value $0.01 par value (the “Series G Preferred Shares”) in connection with its exchange of 2,348,888 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the REIT, par value $0.01 per shares (the “Series C Preferred Shares”) pursuant to the terms of the Exchange Agreement (defined below);

WHEREAS, in connection with the issuance of the Series G Preferred Shares, the REIT has agreed to grant to the Holders (as defined below) certain registration rights pursuant to the terms and conditions of this Agreement;

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

"Affiliate" of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of April 16, 2009, by and between the REIT and SCG.

"Holder" means any holder of record of Registrable Shares (as defined below) and any transferees of such Registrable Shares from such Holders, provided such transferee agrees in writing to be bound by all of the provisions hereof. For purposes of this Agreement, the REIT may deem and treat the registered holder of Registrable Shares as the Holder and absolute owner thereof, and the REIT shall not be affected by any notice to the contrary.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

“Preferred Shares” means the preferred shares of beneficial interest of the REIT, including, without limitation, the Series G Preferred Shares and the Series C Preferred Shares.

"Prospectus" means the prospectus or prospectuses (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

"Registrable Shares" means the Series G Preferred Shares upon original issuance thereof pursuant to the Exchange Agreement and at all times subsequent thereto, including upon the transfer thereof by the original Holder or any subsequent Holder and any securities issued in respect of such securities by reason of or in connection with any exchange for or replacement of such securities or any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Series G Preferred Shares, until, in the case of any such security, the earliest to occur of (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, or (ii) the date on which either it is sold pursuant to Rule 144 (or any successor provision then in force) promulgated by the SEC pursuant to the Securities Act, or is saleable pursuant to Rule 144(or any successor provision then in force) by every Holder without complying with any volume limitation or similar restriction imposed by such Rule 144 (or any successor provision then in force).

"Registration Statement" means any registration statement of the REIT which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

"Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Series C Preferred Shares" means the 7.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $25 per share) of the REIT.

"Series G Preferred Shares" means those shares of the 7.25% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share (liquidation preference $25 per share) of the REIT issued to SCG pursuant to the Exchange Agreement.

"Shelf Registration Statement" shall have the meaning set forth in Section 2 hereof.

2.	Initial Shelf Registration.

Promptly after the execution and delivery of the Exchange Agreement, the REIT shall file with the SEC a shelf Registration Statement registering the resale (other than by way of an underwritten public offering) by the Holders of the Registrable Shares on an appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). The REIT shall thereafter use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective with the SEC and to keep the Shelf Registration Statement effective until the Registrable Shares covered thereby are no longer deemed to be Registrable Shares.

3.	Registration Procedures.

In connection with the Shelf Registration Statement under Section 2, the REIT shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof (it being understood and agreed that the intended methods of disposition may not include an underwritten public offering), and pursuant thereto, the REIT shall as expeditiously as possible:

(a)       prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and, if requested by the Holders of Registrable Shares before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Shares covered by such Registration Statement copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the REIT will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

(b)       prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the required period described in Section 2 above, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition (other than through an underwritten offering) by the Holders thereof set forth in such Registration Statement;

(c)       furnish to each Holder of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder;

(d)       use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions in the United States where an exemption does not apply as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder (provided, that the REIT will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)       notify each Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the REIT shall prepare a supplement or amendment to such Prospectus (including a post-effective amendment, if necessary) so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading;

(f)        to use its commercially reasonable efforts to cause all such Registrable Shares to be listed on the primary securities exchange on which securities of the same class issued by the REIT may then be listed;

(g)       provide a CUSIP number, a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(h)        cooperate with the selling Holders of the Registrable Shares to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Shares upon sale pursuant to the Shelf Registration Statement, and cause such Registrable Shares to be issued in such denominations and registered in such names in accordance with the instructions of the selling Holders of the Registrable Shares;

(i)        make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning within 3 months after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

(j)        promptly notify (and if so requested, in the case of an event described in clause (ii), (iii) and (iv) below, provide copies of correspondence with the SEC or other regulatory agency relating thereto to) each Holder of Registrable Shares:

(i)

when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii)	of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;
(iii)

of the notification to the REIT by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and take all reasonable actions required to remove any such stop order as soon as reasonably practicable; and

(iv)

of the receipt by the REIT of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

The REIT may require each Holder of Registrable Shares as to which any Registration Statement is being effected to furnish to the REIT such information regarding such Holder and the distribution of such securities as the REIT may from time to time reasonably request in writing.

Each Holder of Registrable Shares agrees by having its Series G Preferred Shares treated as Registrable Shares hereunder that, upon notice by the REIT of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a "Suspension Notice"), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder is advised in writing by the REIT that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 3(e)hereof, and, if so directed by the REIT, such Holder will deliver to the REIT (at the REIT's expense, unless the untrue statement or omission was made in reliance upon and in conformity with information relating to a Holder or the distribution of the Registrable Shares furnished in writing to the REIT by a Holder or on a Holder’s behalf expressly for use in the Registration Statement or the Prospectus) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Shares by the Holders shall not exceed one hundred eighty (180) days in the aggregate in any one year. If the REIT shall give any notice to suspend the disposition of Registrable Shares pursuant to a Prospectus, the REIT shall extend the period of time during which the REIT is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such Holder either is advised by the REIT that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 3(e). Each Holder agrees to maintain at all times as confidential information the existence and contents of each Suspension Notice.

4.	Registration Expenses.

(a)       All reasonable third-party expenses incident to the REIT's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees (but not annual listing fees) and expenses, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the REIT and fees and expenses for all independent certified public accountants and other Persons retained by the REIT (all such expenses being herein called "Registration Expenses") incurred in connection with the Shelf Registration Statement and evidenced by reasonably detailed documentation, but excluding the REIT’s indemnification obligations pursuant to Section 5, shall be borne SCG. Notwithstanding the foregoing, SCG shall not be obligated to pay such third-party fees or expenses if (i) the REIT fails to use commercially reasonable efforts to cause the Series G Preferred Shares to be registered for resale pursuant to an effective registration statement under the Securities Act or to be listed for trading on The New York Stock Exchange (the “NYSE”), in either case at or promptly after the time of delivery of the Series G Preferred Shares or (ii) the Holder (or other selling shareholder) incurs liability under applicable securities law in connection with the registration or sale of the Series G Preferred Shares (other than any such liability arising solely out of information provided by the Holder (or other selling shareholder) expressly for inclusion in the registration statement covering the Series G Preferred Shares).

(b)       In addition, in connection with the registration initiated hereunder, the Holders of Registrable Shares covered by such registration or sale shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of Holders’ counsel, out-of-pocket expenses of the Holders (or the agents who manage their accounts) and any transfer taxes relating to the sale or disposition of the Registrable Shares by the Holders.

(c)       Notwithstanding the foregoing, the Registration Expenses for any withdrawn Registration Statement or for any voluntarily withdrawn supplements or amendments to a Registration Statement or Prospectus resulting from any untrue statement or omission or alleged untrue statement or omission made therein (except any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder, the Registrable Shares or the distribution of the Registrable Shares furnished in writing to the REIT by a Holder or on a Holder’s behalf expressly for use in the Registration Statement or the Prospectus) shall be borne by the REIT.

(d)       All Registration Expenses shall be paid by SCG upon the later of the date the Registration Statement is declared effective by the SEC and the date on which the Series G Preferred Shares are listed for trading on the NYSE, or if incurred thereafter, promptly upon request and delivery of reasonably detailed evidence of such expenses.

5.	Indemnification.

(a)       The REIT shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against (i) all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the REIT of the Securities Act, the Exchange Act or applicable "blue sky" laws, (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the REIT (which shall not be unreasonably withheld or delayed); and (iii) any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided however, that the indemnity provided pursuant to this Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Holder, the Registrable Shares or the distribution of the Registrable Shares furnished in writing to the REIT by such Holder or on such Holder’s behalf expressly for use in the Registration Statement or the Prospectus (it being expressly understood and agreed that the Holders shall not be deemed to have provided any description of the attributes of the Registrable Shares), or (ii) such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the REIT has furnished such Holder with a sufficient number of copies of the same.

(b)       In connection with any Registration Statement in which a Holder of Registrable Shares is participating, each such Holder shall furnish to the REIT in writing such information as the REIT reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the REIT, its officers, directors, Affiliates, and each Person who controls the REIT (within the meaning of the Securities Act) against (i) all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder (which shall not be unreasonably withheld or delayed); and (iii) any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided however, that the indemnity provided pursuant to this Section 5(b) shall only apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Holder, the Registrable Shares or the distribution of the Registrable Shares furnished in writing to the REIT by such Holder or on such Holder’s behalf expressly for use in the Registration Statement or the Prospectus (it being expressly understood and agreed that the Holders shall not be deemed to have provided any description of the attributes of the Registrable Shares) or (ii) such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the REIT has furnished such Holder with a sufficient number of copies of the same. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon the sale of Registrable Shares.

(c)       Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)       If the indemnification provided for in or pursuant to this Section 5 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5(a) or 5(b) hereof had been available under the circumstances.

6.	Rule 144.

The REIT covenants that, so long as there are Registrable Shares, it will use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder. Upon the request of any Holder, the REIT will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

7.	Miscellaneous.

(a)       Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to the REIT:

LaSalle Hotel Properties

3 Bethesda Metro Center

Suite 1200

Bethesda, MD 20814

Attn: Chief Financial Officer

with a copy to:

DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612
Attention: Jeffrey M. Sullivan, Esq.
Facsimile No. (919) 786-2200

If to the Initial Holder:

SCG Hotel DLP, L.P.

c/o Starwood Capital Group Global, L.L.C.

591 West Putnam Avenue

Greenwich, CT 06830

Attention: Madison Grose, Esq.

Facsimile No. (203) 422-7814

with a copy to:

Davies Ward Phillips & Vineberg LLP

625 Madison Avenue, 12th Floor

New York, NY 10022

Attention: Gerald D. Shepherd, Esq.

Facsimile No. (212) 308-0132

or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

(b)       No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)       Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective permitted successors and assigns and to transferees of Registrable Shares who agree in writing to be bound by all of the provisions hereof.

(d)       Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law.

(e)       Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8(a) shall be deemed effective service of process on such party.

(f)	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)       Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(h)       Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

(i)        Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(j)        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k)       Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the REIT and the holders of a majority of the Registrable Shares (as constituted on the date hereof).

(l)        Equitable Relief.  The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(m)      Further Assurances. Each party hereto shall do or cause to be done all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Execution Page Follows]

            IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger

Name: Hans S. Weger

Title:	Chief Financial Officer, Executive Vice President,

Treasurer and Secretary

SCG HOTEL DLP, L.P.

By:	SCG/DLP Holdings, L.P., general partner
By:	SCG/DLP Holdings, L.L.C., general partner

By: /s/ Robert Geimer
Name: Robert Geimer
Title: Senior Vice President

Signature page — Registration Rights Agreement